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                                                                     EXHIBIT 4.4

                                                                   CONFIDENTIAL


                                WARRANT AGREEMENT

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. NO SALE OR DISPOSITION MAY BE EFFECTED WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMPANY OR WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL FOR THE HOLDER, REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE ACT.

THIS WARRANT MAY NOT BE EXERCISED EXCEPT IN COMPLIANCE WITH ALL APPLICABLE FEDERAL AND STATE SECURITIES LAWS TO THE REASONABLE SATISFACTION OF THE COMPANY AND LEGAL COUNSEL FOR THE COMPANY.


                               WARRANT TO PURCHASE
                         366,667 SHARES OF COMMON STOCK
                                       OF
                                 THE KNOT, INC.
                             A DELAWARE CORPORATION

                                     ISSUED
                                  JULY 23, 1999

         THIS CERTIFIES THAT, for value received, America Online, Inc. (as the context requires, "AOL" or the "WARRANTHOLDER") is entitled to purchase, on the terms hereof, 366,667 shares (subject to adjustment as set forth herein, "WARRANT STOCK"), of common stock, par value $.01 per share ("COMMON STOCK"), of The Knot, Inc., a Delaware corporation (the "COMPANY"), at a purchase price and upon the terms and conditions as set forth herein. The Company hereby represents and warrants to Warrantholder that as of the date hereof, (i) the capitalization of the Company is as set forth in the capitalization table attached hereto as Schedule A, and (ii) the Warrant Stock constitutes two and one-half percent (2.5%) of the number of shares of voting capital stock of the Company outstanding as of the date hereof, after giving effect to the exercise, exchange or conversion of all outstanding securities, rights, options, warrants (including this Warrant), calls, commitments or agreements of any nature or character (whether debt or equity) that are, directly or indirectly, exercisable or exchangeable for, or convertible into or otherwise represent the right to purchase or otherwise receive, directly or indirectly, any such capital stock or other arrangement to acquire at any time or under any circumstance, voting capital stock of the Company or any such other securities and assuming that all stock options and/or shares of capital stock reserved for grant or issuance to officers, directors, employees and consultants under all agreements, plans or arrangements theretofore approved by the Board of Directors of the Company have been so granted or issued (as the case may be).

1.       EXERCISE OF WARRANT.

         The terms and conditions upon which this Warrant may be exercised and the shares of Common Stock covered hereby that may be purchased, are as follows:
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                                                                  CONFIDENTIAL

         1.1.     Exercise.

                  (a) This Warrant is being issued pursuant to an Amended and Restated Anchor Tenant Agreement, dated as of the date hereof (as same may be amended, the "Agreement"), between the Company and AOL. All terms used but not defined herein shall have the meanings set forth in the Agreement. This Warrant may be exercised, in whole or in part, from and after the date of issuance hereof until the Termination Date (the "Exercise Period").

                  (b) Notwithstanding the foregoing, this Warrant may not be exercised under any circumstances after 5:00 p.m., Dulles, Virginia time on the eighth (8th) anniversary hereof (the "TERMINATION DATE"), after which time this Warrant shall terminate and shall be void and of no further force of effect.

          1.2. Exercise Price. The purchase price for the shares of Common Stock to be issued upon exercise of this Warrant shall be Seven and 20/100 Dollars ($7.20) per share (subject to adjustment as set forth herein, the "EXERCISE
 PRICE").

         1.3. Method of Exercise. The exercise of the purchase rights evidenced by this Warrant shall be effected by (a) the surrender of this Warrant, together with a duly executed copy of the form of Election to Purchase attached hereto, to the Company at its principal office and (b) the delivery of the Exercise Price multiplied by the number of shares for which the purchase rights hereunder are being exercised, payable (x) by certified check, corporate check of America Online, Inc., or wire transfer of immediately available funds payable to the Company's order or (y) on a net basis, such that, without the exchange of any funds, the Warrantholder receives that number of shares otherwise issuable (or other consideration payable) upon exercise of this Warrant less that number of shares of Warrant Stock having an aggregate fair market value (as defined below) at the time of exercise (i.e., the date a duly executed Election to Purchase is delivered to the Company) equal to the aggregate Exercise Price that would otherwise have been paid by the Warrantholder for the shares of the Warrant Stock issuable. In connection with such exercise the holder shall, if requested by the Company, include confirmation of the accuracy of the representations set forth in Section 12 and otherwise as reasonably requested by the Company to evidence compliance with any applicable securities laws as of the date of exercise. For purposes of the foregoing, "FAIR MARKET VALUE" of the Warrant Stock on any date shall be the average of the Quoted Prices of the Common Stock of the Company for 20 consecutive trading days ending the trading day prior to such date (if, during such 20-day period, there is a day in which no trades are reported, such date shall be discarded and the 20-day period extended). The "QUOTED PRICE" of the Common Stock as reported by Nasdaq or, if the principal trading market for the Common Stock is then a securities exchange, the last reported sales price of the Common Stock on such exchange which shall be consolidated trading if applicable to such exchange, or if neither so reported or listed, the last reported bid price of the Common Stock. In the absence of such quotation or listing, such determination as to the "Quoted Price" shall be made in good faith by the Board of Directors of the Company after taking into consideration all factors it deems appropriate, including, without limitation, recent sale and offer prices of the capital stock of the Company in private transactions negotiated at arm's length.

         1.4. Issuance of Shares. In the event that the purchase rights evidenced by this Warrant are exercised in whole or in part in accordance with the terms of this Warrant, a certificate or certificates for the purchased shares shall be issued to the Warrantholder as soon as practicable. The Warrant Stock shall be stamped or imprinted with a legend in substantially the following form:
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                                                                  CONFIDENTIAL

         "THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. NO SALE OR OTHER DISPOSITION MAY BE EFFECTED WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMPANY AND WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL FOR THE HOLDER, SATISFACTORY TO THE COMPANY, THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE ACT."

         In the event the purchase rights evidenced by this Warrant are exercised in part, the Company will also issue to the Warrantholder a new warrant within a reasonable time representing the unexercised purchase rights.

         1.5 Exercise of Warrants on Termination Date. If as of the Termination Date the Warrants are in the money based on the cash or other property to be received, such exercise shall take place automatically with respect to all then outstanding and exercisable (but not exercised) Warrants (the "TERMINATION DATE EXERCISE"), on a net exercise basis, immediately prior to the Termination Date; provided, however, that the Company may condition such exercise on the delivery by the Warrantholder of a duly completed Election to Purchase and the reasonable satisfaction of the Company that all applicable securities laws have been complied with, which the Company shall give notice to the Warrantholder of within ten (10) days prior to the Termination Date. No such Termination Date Exercise shall take place if such issuance would not comply with applicable securities laws, whereupon the Termination Date shall occur as scheduled.

2.       CERTAIN ADJUSTMENTS.

         2.1 Weighted Average Anti-Dilution. The Exercise Price shall be subject to adjustment from time to time as follows:

                  (a) If the Company shall at any time or from time to time during the Exercise Period, issue any shares of Common Stock (or be deemed to have issued any shares of Common Stock as provided herein), other than Excluded Securities (as defined in Section 2.1(c)) without consideration or for a consideration per share less than the Exercise Price in effect immediately prior to the issuance of Common Stock, the Exercise Price in effect immediately prior to such issuance shall forthwith be lowered to a price equal to the quotient obtained by dividing: (x) an amount equal to the sum of (1) the total number of shares of Common Stock outstanding (including any shares of Common Stock deemed to have been issued pursuant to Section 2.1(b)(iv)) immediately prior to such issuance multiplied by the Exercise Price in effect immediately prior to such issuance, plus (2) the consideration received by the Company upon such issuance, by (y) the total number of shares of Common Stock outstanding (including any shares of Common Stock deemed to have been issued pursuant to Section 2.1(b)(iv)) immediately after the issuance of such Common Stock. All calculations under this Section 2 shall be made to the nearest one tenth (1/10) of a cent or to the nearest one tenth (1/10) of a share, as the case may be.

                  (b) For the purposes of any adjustment of the Exercise Price pursuant to Section 2.1(a), the following provisions shall be applicable:

                           (i) In the case of the issuance of Common Stock for cash, the consideration shall be deemed to be the amount of cash paid therefor before deducting therefrom any
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                                                                  CONFIDENTIAL

         discounts, commissions or other expenses allowed, paid or incurred by the Company for any underwriting or otherwise in connection with the issuance and sale thereof.

                           (ii) In the case of the issuance of Common Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair market value thereof as determined in good faith by the Board of Directors of the Company, irrespective of any accounting treatment.

                           (iii) In the case of the issuance of Common Stock without consideration, the consideration shall be deemed to be $0.01 per share.

                           (iv) In the case of the issuance of (x) options to purchase or rights to subscribe for Common Stock, (y) securities by their terms convertible into or exchangeable for Common Stock or (z) options to purchase rights to subscribe for such convertible or exchangeable securities:

                                    (A) the aggregate maximum number of shares
                           of Common Stock deliverable upon exercise of such options to purchase or rights to subscribe for Common Stock shall be deemed to have been issued at the time such options or rights were issued and for a consideration equal to the consideration (determined in the manner provided in subdivisions (i), (ii) and
                           (iii) above), if any, received by the Company upon the issuance of such options or rights plus the minimum purchase price provided in such options or rights for the Common Stock covered thereby;

                                    (B) the aggregate maximum number of shares
                           of Common Stock deliverable upon conversion of or in exchange for any such convertible or exchangeable securities or upon the exercise of options to purchase or rights to subscribe for such convertible or exchangeable securities and subsequent conversion or exchange thereof shall be deemed to have been issued at the time such securities were issued or such options or rights were issued and for a consideration equal to the consideration received by the Company for any such securities and related options or rights (excluding any cash received on account of accrued interest or accrued dividends), plus the additional consideration, if any, to be received by the Company upon the conversion or exchange of such securities or the exercise of any related options or rights (the consideration in each case to be determined in the manner provided in subdivisions (i), (ii) and (iii) above);

                                    (C) on any change in the number of shares or
                           exercise price of Common Stock deliverable upon exercise of any such options or rights or conversions of or exchanges for such securities, other than a change resulting from the antidilution provisions thereof, the applicable Exercise Price shall forthwith be readjusted to such Exercise Price as would have resulted had the adjustment made upon the issuance of such options, rights or securities not converted prior to such change (or options or rights related to such securities not converted prior to such change) been made upon the basis of such change; provided, however, that such readjustment shall not result in a Exercise Price that is greater than the original Exercise Price; and
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                                                                  CONFIDENTIAL

                                    (D) on the expiration of all such options or
                           rights, the termination of all such rights to convert or exchange or the expiration of all options or rights related to such convertible or exchangeable securities in each case having been issued by the Company for the same consideration (as determined pursuant to subdivision (i), (ii) and (iii) above), the applicable Exercise Price shall forthwith be readjusted to such Exercise Price as would have resulted had the adjustment made upon the issuance of such options, rights, securities or options or rights related to such securities not been made; provided, however, that such readjustment shall not result in a Exercise Price that is greater that the original Exercise Price.

                  (c) For purposes of Section 2(a), the term "Excluded Securities" shall mean (i) up to 2,000,000 shares of Common Stock (subject to equitable adjustment for stock splits, dividends, combinations and like occurrences) issued to officers, employees, directors or consultants of Company, pursuant to any agreement, plan or arrangement approved by the Board of Directors of the Company, or options to purchase or rights to subscribe for such Common Stock, or securities by their terms convertible into or exchangeable for such Common Stock, or options to purchase or rights to subscribe for such convertible or exchangeable securities pursuant to such agreement, plan or arrangement; (ii) shares of Common Stock issued as a stock dividend or upon any stock split or other subdivision or combination of shares of Common Stock; (iii) shares of Common Stock (subject to equitable adjustment for stock splits, dividends, combinations and like occurrences) reserved for issuance upon the conversion of presently issued and outstanding securities which by their terms are convertible into or exchangeable for such Common Stock; or (iv) securities issued pursuant to the acquisition of another corporation or other entity by the Company by merger or purchase of stock or purchase of all or substantially all of such other corporation's or other entity's assets whereby the Company owns not less than a majority of the voting power of such other corporation or other entity following such acquisition or purchase.

         2.2 Stock Dividends. If at any time while this Warrant remains outstanding and unexpired, the Company pays a dividend or makes a distribution with respect to the Common Stock payable in shares of Common Stock, then the Exercise Price shall be adjusted, as of the record date of stockholders established for such purpose (or if no such record is taken, as at the date of such payment or distribution), to that price determined by multiplying the Exercise Price in effect immediately prior to such payment or distribution by a fraction (A) the numerator of which shall be the total number of shares of Common Stock outstanding immediately prior to such dividend or distribution, and
(B) the denominator of which shall be the total number of shares of Common Stock outstanding immediately after such dividend or distribution. The Warrantholder shall thereafter be entitled to purchase, at the Exercise Price resulting from such adjustment, the number of shares of Common Stock (calculated to the nearest whole share) obtained by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of shares of Common Stock issuable upon the exercise hereof immediately prior to such adjustment and dividing the product thereof by the Exercise Price resulting from such adjustment. The provisions of this Section 2.1 shall not apply under any of the circumstances for which an adjustment is provided under Sections 2.3, 2.4 or 2.5.

         2.3 Mergers, Consolidations or Sale of Assets. If at any time while this Warrant remains outstanding and unexpired, there shall be a capital reorganization of the shares of the Company's capital stock (other than a combination, reclassification, exchange or subdivision otherwise provided for herein), or a merger or consolidation of the Company with or into another corporation in which the Company is not the surviving corporation (collectively, a "CORPORATE TRANSACTION"), then lawful provision shall be
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                                                                  CONFIDENTIAL

made so that such successor corporation or entity shall assume this Warrant such that the Warrantholder shall thereafter be entitled to receive, upon exercise of this Warrant, during the period specified in this Warrant and upon payment of the Exercise Price then in effect, the number of shares of stock or other securities or property of the successor corporation resulting from such Corporate Transaction to which a holder of the securities deliverable upon exercise of this Warrant would have been entitled under the provisions of the agreement in such Corporate Transaction if this Warrant had been exercised immediately prior to such Corporate Transaction. Appropriate adjustment (as determined in good faith by the Company's Board of Directors after taking into consideration all factors it deems appropriate, including, without limitation, recent sale and offer prices of the capital stock of the Company in private transactions negotiated at arm's length) shall be made in the application of the provisions of this Warrant with respect to the rights and interests of the Warrantholder after the Corporate Transaction to the end that the provisions of this Warrant (including adjustment of the Exercise Price then in effect and the number of shares of Common Stock issuable under this Warrant) shall be applicable after the Corporate Transaction, as near as reasonably may be, in relation to any shares or other property deliverable after the Corporate Transaction upon exercise of this Warrant. The provisions of this Section 2.3 shall similarly apply to successive reorganizations, consolidations or mergers.

         2.4 Reclassification. If the Company at any time shall, by subdivision, combination or reclassification or securities or otherwise, change any of the securities issuable under this Warrant into the same or a different number of securities of any other class or classes, this Warrant shall thereafter represent the right to acquire such number and kind of securities as would have been issuable as a result of such change with respect to the securities issuable under this Warrant immediately prior to such subdivision, combination, reclassification or other change.

         2.5 Subdivision or Combination of Shares. If at any time while this Warrant remains outstanding and unexpired, the number of shares of Common Stock outstanding is decreased by a combination of the outstanding shares of Common Stock, then the Exercise Price shall be proportionately increased in the case of a combination of such shares, or shall be proportionately decreased in the case of a subdivision of such shares, and the number of shares of Common Stock issuable upon exercise of the Warrant shall thereafter be adjusted to equal the product obtained by multiplying the number of shares of Common Stock issuable under this Warrant immediately prior to such Exercise Price adjustment by a fraction (A) the numerator of which shall be the Exercise Price immediately prior to such adjustment, and (B) the denominator of which shall be the Exercise Price immediately after such adjustment.

         2.6 Liquidating Dividends, Etc. If the Company at any time while the Warrant remains outstanding and unexpired makes a distribution of its assets to the holders of its Common Stock as a dividend in liquidation or by way of return of capital or other than as a dividend payable out of earnings or surplus legally available for dividends under applicable law or any distribution to such holders made in respect of the sale of all or substantially all of the Company's assets (other than under the circumstances provided for in the foregoing Sections 2.2 through 2.6), the holder of this Warrant shall be entitled to receive upon the exercise hereof, in addition to the shares of Common Stock receivable upon such exercise, and without payment of any consideration other than the Exercise Price, an amount in cash equal to the value of such distribution per share of Common Stock multiplied by the number of shares of Common Stock which, on the record date for such distribution, are issuable upon exercise of this Warrant (with no further adjustment being made following any event which causes a subsequent adjustment in the number of shares of Common Stock issuable upon the exercise hereof), and an appropriate provision therefor should be made a part of any such distribution. The value of a distribution which is paid in other than cash shall be determined in good faith by the Board of Directors.
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                                                                  CONFIDENTIAL

         2.7 ADJUSTMENT OF WARRANT STOCK. Upon each adjustment of the Exercise Price as provided in Section 2, the holder hereof shall thereafter be entitled to subscribe for and purchase, at the Exercise Price resulting from such adjustment, the number of shares of Warrant Stock equal to the product of (i) the number of shares of Warrant Stock existing prior to such adjustment and (ii) the quotient obtained by dividing (A) the Exercise Price existing prior to such adjustment by (B) the new Exercise Price resulting from such adjustment. No fractional shares of Common Stock shall be issued as a result of any such adjustment, and any fractional shares resulting from the computations pursuant to this paragraph shall be eliminated without consideration.

         2.8 Notice of Adjustments. Whenever any of the Exercise Price or the number of securities purchasable under the terms of this Warrant at that Exercise Price shall be adjusted pursuant to Section 2 hereof, the Company shall promptly notify the Warrantholder in writing of such adjustment, setting forth in reasonable detail the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated, and the Exercise Price and number of shares of Common Stock or other securities issuable at that Exercise Price after giving effect to such adjustment. Such notice shall be mailed (by first class and postage prepaid) to the registered Warrantholder. In the event of:


                  (a) The taking by the Company of a record of the holders of any class of securities of the Company for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right for which no adjustment is required by the operation of this Section 2,

                  (b) Any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company or any transfer of all or substantially all of the assets of the Company to any other person or any consolidation or merger involving the Company for which no adjustment is required by the operation of this Section 2, or

                  (c) Any voluntary or involuntary dissolution, liquidation, or winding-up of the Company,

the Company will mail (by first class and postage prepaid) to the Warrantholder, at its last address at least ten (10) days prior to the earliest date specified therein as described below, a notice specifying:

                           (i) The date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right; and

                           (ii) The date on which any such reorganization, reclassification, transfer, consolidation, merger, dissolution, liquidation or winding-up is expected to become effective and the record date for determining shareholders entitled to vote thereon.

         Failure to give any notice required under this Section 2.8, or any defect in such notice, shall not affect the legality or validity of the underlying corporate action taken or transaction entered into by the Company.
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                                                                  CONFIDENTIAL

3.       FRACTIONAL SHARES.

         No fractional shares shall be issued in connection with any exercise of this Warrant. In lieu of the issuance of such fractional share, the Company shall make a cash payment equal to the then fair market value of such fractional share as determined under Section 1.3.

4.       RESERVATION OF COMMON STOCK.

         The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the exercise of this Warrant, a sufficient number of shares of Common Stock to effect the exercise of the entire Warrant and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the exercise of the entire Warrant, in addition to such other remedies as shall be available to the holder of this Warrant, the Company will use its reasonable efforts to take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes.

5.       PRIVILEGE OF STOCK OWNERSHIP.

         Other than as set forth herein, prior to the exercise of this Warrant and the issuance to the Warrantholder of certificates representing the resulting shares of Common Stock, and except as otherwise provided herein, the Warrantholder shall not be entitled, by virtue of holding this Warrant, to any rights of a Stockholder of the Company, including (without limitation) the right to vote, receive dividends or other distributions or be notified of Stockholder meetings, and such holder shall not be entitled to any notice or other communication concerning the business or affairs of the Company, except as required by law.

6.       LIMITATION OF LIABILITY.

         No provision hereof, in the absence of affirmative action by the holder hereof to purchase the securities issuable under this Warrant, and no mere enumeration herein of the rights of privileges of the holder hereof, shall give rise to any liability of such holder for the purchase price or as a Stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

7.       TRANSFERS AND EXCHANGES.

        This Warrant may be transferred or assigned in whole or in part at any time or from time to time, provided such transfer complies with (i) all applicable federal and state securities laws, (ii) the requirements of any legend on this Warrant, and (iii) any corresponding lock-up period agreed to by AOL with underwriters to the Company with respect to an IPO, for a period not to exceed 180 days (or such lesser period as may be requested by the underwriters in the offering), provided that all officers and directors of the Company agree to enter into lock-up agreements no less restrictive than the terms outlined above.

8.       PAYMENT OF TAXES.

         The Company shall pay all stamp or similar issue or transfer taxes payable in respect of the issue or delivery of the securities issuable under this Warrant. The Company shall not be required, however,
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                                                                  CONFIDENTIAL

to pay any tax or other charge imposed in connection with any transfer involved in the issue of any certificate for shares of the securities issuable under this Warrant in any name other than that of the Warrantholder, and in such case, the Company shall not be required to issue or deliver any stock certificate until such tax or other charge has been paid or it has been established to the Company's satisfaction that no such tax or other charge is due.

9.       NO IMPAIRMENT OF RIGHTS.

         The Company hereby agrees that it will not, through the amendment of its Certificate of Incorporation or otherwise, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate in order to protect the rights of the Warrantholder against impairment.

10.      SUCCESSORS AND ASSIGNS.

         The terms and provisions of this Warrant shall be binding upon the Company and the Warrantholder and their respective successors and assigns.

11.      LOSS, THEFT, DESTRUCTION OR MUTILATION OF WARRANT

         Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and in case of loss, theft or destruction, upon receipt of an indemnity or security reasonably satisfactory to the Company, and upon reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of this Warrant, if mutilated, the Company will make and deliver a new warrant of like tenor and dated as of such cancellation, in lieu of this Warrant.

12.      SECURITIES LAW MATTERS.

         Warrantholder represents to the Company as follows:

                  (a) the Warrants and Common Stock to be acquired by Warrantholder pursuant hereto will be acquired for its own account and not with a view to, or intention of, distribution thereof in violation of the Securities Act of 1933 (the "SECURITIES ACT") or any applicable state securities laws, and such securities will not be disposed of in contravention of the Securities Act or any applicable state securities laws;

                  (b) the Warrantholder understands that (a) the Warrants and Common Stock issuable on exercise have not been registered under the Securities Act, nor qualified under the securities laws of any other jurisdiction, (b) such securities cannot be resold unless they subsequently are registered under the Securities Act and qualified under applicable state securities laws, unless the Company determines that exemptions from such registration and qualification requirements are available, and (c) this Warrant does not grant the Warrantholder any right to require such registration or qualification;

                  (c) Warrantholder is familiar with the term "accredited investor" as defined in Rule 501 under the Securities Act and investor is an "accredited investor" within the meaning of such term in Rule 501 under the Securities Act;
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                                                                  CONFIDENTIAL

                  (d) Warrantholder is sophisticated in financial matters and the market for Internet companies and is able to evaluate the risks and benefits of the investment in the Warrants and Common Stock issuable on exercise;

                  (e) Warrantholder is able to bear the economic risk of its investment in the Warrants and the Common Stock issuable on exercise for an indefinite period of time; and

                  (f) Warrantholder has had an opportunity to ask questions and receive answers concerning the terms and conditions of the offering of securities and has had full access to such other information concerning the Company as investor has requested.

13. SATURDAYS, SUNDAYS, HOLIDAYS.

         If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall be a Saturday or Sunday or shall be a legal holiday, then such action may be taken or such right may be exercised on the next succeeding day not a legal holiday.

14. GOVERNING LAW.

         This Warrant shall be construed, interpreted, and the rights of the Company and the Warrantholder determined in accordance with the internal laws of the State of Delaware, without regard to the conflict of laws provision thereof.

15. BENEFITS OF THIS WARRANT.

         Nothing in this Warrant shall be construed to give any person other than the Company and the registered Warrantholder any legal or equitable right, remedy or claim.

16. COUNTERPARTS.

         This Warrant may be exercised in counterpart with each constitution; an original and together constituting but one and the same Warrant.

                            (signature page follows)
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                                                                  CONFIDENTIAL

         IT WITNESS WHEREOF, The Knot, Inc. has caused this Warrant to be duly executed and delivered to the Warrantholder identified below on the date first set forth above.

                                          THE KNOT, INC.


                                          By:


Dated:  July ___, 1999





Acknowledged and Accepted:

America Online, Inc.





By:____________________________
   Name:
   Title:

Address for Notice:
22000 AOL Way
Dulles, VA  20166
Attention:  General Counsel

                                                                  CONFIDENTIAL

                              ELECTION TO PURCHASE






The Knot, Inc.
_____________________
_____________________

Ladies and Gentlemen:

         The undersigned hereby elects to purchase, pursuant to the provisions of the Warrant dated July ___, 1999 held by the undersigned, _________ shares of the Common Stock of The Knot, Inc., a Delaware corporation.

         Payment of the per share purchase price required under such Warrant [accompanies this Election to Purchase.][shall be made pursuant to the net exercise provision contained in Section 1.3 of the Warrant.]

         The undersigned hereby confirms the representations made in Section 12 of the Warrant are true and correct as of the date of this Election to Purchase.

Dated: ___________________, 200_
                                               ___________________________
                                               Print Name of Warrantholder


                                               By_________________________

                              Address:         ___________________________

                                               ___________________________